LEASE


                  SUPER AMERICAN TISSUE MILLS OF TENNESSEE LLC,
                                  as Landlord,

                                       and

                     AMERICAN TISSUE MILLS OF TENNESSEE LLC
                                    as Tenant



                               400 MAHANNAH AVENUE
                            MEMPHIS, TENNESSEE 38107


                         DATED: AS OF September 25, 2000


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                                TABLE OF CONTENTS
Article                                                                    Page

Article 1. Basic Provisions..................................................1

Article 2. Additional Definitions............................................2

Article 3. Demise; Premises; Term............................................6

Article 4. Fixed Rent........................................................6

Article 5. Taxes.............................................................7

Article 6. Utilities.........................................................9

Article 7. Use of Premises; Certificate of Occupancy........................10

Article 8. Compliance with Laws and Agreements..............................10

Article 9. Hazardous Substances.............................................11

Article 10. Repairs.........................................................13

Article 11. Changes; Improvements; Demolition; New Construction.............14

Article 12. Liens and Violations............................................14

Article 13. [Intentionally Omitted]

Article 14. Damage to or Destruction of the Premises........................15

Article 15. Eminent Domain..................................................15

Article 16. Tenant's Default................................................17

Article 17. Landlord's Right To Cure Defaults; Fees and Expenses............21

Article 18. Assignment, Mortgaging and Subletting...........................21

Article 19. Insurance.......................................................22

Article 20. Nonliability and Indemnification................................24

Article 21. Surrender; End of Term..........................................25

Article 22. Subordination and Attornment....................................25

Article 23. Notices.........................................................26

Article 24. [Intentionally Omitted]


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Article 25. Quiet Enjoyment; Title..........................................27

Article 26. [Intentionally Omitted]

Article 27. Brokerage.......................................................27

Article 28. Estoppel Certificates; Memorandum...............................27

Article 29. Parties Bound...................................................28

Article 30. Miscellaneous...................................................28

Exhibit A         Metes and Bounds Description of the Premises



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     This Lease ("this  Lease"),  dated as of the 25th day of  September,  2000, between Super American Tissue Mills of Tennessee LLC, a Delaware limited liability company ("Landlord"), having an office at 135 Engineers Road, Hauppauge, New York 11788 and American Tissue Mills of Tennessee LLC, a Delaware limited liability company ("Tenant"), having an office at 135 Engineers Road, Hauppauge, New York 11788.

                              W I T N E S S E T H:

     WHEREAS, Landlord is the fee owner of certain real property known as 400 Mahannah Avenue in the City of Memphis, Shelby County, Tennessee; and

     WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Premises (as hereinafter defined in Section 1.2 hereof), for the Term (as hereinafter defined in Section 1.3 hereof) and upon and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows.

                          Article 1. Basic Provisions.

     The following terms, whenever used in this Lease, shall have the respective meanings given to such terms in this Article 1:

     1.1 REAL PROPERTY: The parcel of land known as 400 Mahannah Avenue in the City of Memphis, Shelby County, Tennessee, more particularly described on Exhibit A attached hereto and made a part hereof, together with all easements, air rights, development rights and other appurtenances thereto.

     1.2 PREMISES:  The Real Property  together with any  improvements  thereon.

     1.3 TERM: Approximately twenty (20) years, commencing on the date hereof (the "Commencement Date") and expiring on the last day of the month in which the __the 20th anniversary of the Commencement Date occurs (the "Expiration Date"), unless sooner terminated pursuant to the provisions of this Lease.

     1.4 FIXED RENT (Article 4): $300,000 per annum; $25,000 per month

     1.5 [Intentionally Omitted]

     1.6 LANDLORD'S MAILING ADDRESS: 135 Engineers Road, Hauppauge, New York 11788, Attention: Mehdi Gabayzadeh.


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     1.7 TENANT'S  MAILING  ADDRESS:  135 Engineers  Road,  Hauppauge,  New York
11788, Attention: Mehdi Gabayzadeh.

     1.8 LANDLORD'S TAX IDENTIFICATION NUMBER: [Intentionally Omitted].

     1.9 TENANT'S TAX IDENTIFICATION NUMBER: [Intentionally Omitted].

     1.10 BROKER: None.

                       Article 2. Additional Definitions.

     The following terms, whenever used in this Lease, shall have the respective meanings given to such terms in this Article 2:

     2.1  "Additional  Rent" shall have the meaning  given to it in Section 4.3.

     2.2 [Intentionally Omitted]

     2.3 "Adjusted for Inflation" shall mean adjusted by the percentage increase, if any, in the CPI for an adjustment period commencing on the date of this Lease and ending on the date of the particular event or for such other period that may be provided.

     2.4  "alterations"  shall  mean  all  equipment,  fixtures,   improvements,
installations,   betterments  and   decorations   and  all  additions   thereto,
substitutions therefor and replacements thereof.

     2.5  "Bankruptcy  Laws"  shall  have the  meaning  given  to it in  Section
16.1(c).

     2.6 "business days" shall mean all days, except Saturdays, Sundays and the days observed as holidays by the federal or Tennessee State or City of Memphis governments or any labor union servicing the Premises.

     2.7 "Contractor" shall mean all contractors, subcontractors, laborers, materialmen, architects, engineers and consultants.

     2.8 "CPI" shall mean the Consumer Price Index for All Urban Consumers, South Region, All Items (1962-1984 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor, or any successor index thereto, appropriately adjusted; provided that if there shall be no successor index the substitute index shall be such other index as shall be selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned.

     2.9 "Default Notice" shall have the meaning given to it in Section 16.1(b).

     2.10 "Default Rate" shall mean the lesser of (x) two percentage points (2%) in excess of the rate from time to time charged by The Chase Manhattan Bank or any successor thereto as its


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"prime rate" in effect  during the period in question  and (y) eighteen  percent
(18%) per annum (but in any event not more than the maximum legal rate), calculated on the basis of the actual days elapsed, based on a 360-day year.

     2.11 [Intentionally Omitted]

     2.12 "Environment" shall have the meaning given to it in Section 9.1(c).

     2.13  "Environmental  Complaint"  shall  have  the  meaning  given to it in
Section 9.4.

     2.14  "Environmental  Condition"  shall  have  the  meaning  given to it in
Section 9.1(d).

     2.15 "Environmental Damages" shall have the meaning given to it in Section 9.1(e).

     2.16 "Environmental Laws" shall have the meaning given to it in Section 9.1(b).

     2.17 [Intentionally Omitted]

     2.18 [Intentionally Omitted]

     2.19 "Event of Default" shall have the meaning given to it in Section 16.1.

     2.20 [Intentionally Omitted]

     2.21 "Fixtures" shall have the meaning given to it in Section 11.3.

     2.22 "Hazardous Materials" shall have the meaning given to it in Section 9. 1 (a).

     2.23 "Improvements" shall mean all alterations made by or on behalf of Tenant.

     2.24 [Intentionally Omitted]

     2.25 [Intentionally Omitted]

     2.26 "Landlord" shall mean only the owner at the time in question of the present landlord's interest in the Premises and in the event of a sale or transfer of the Premises (by operation of law or otherwise) or of Landlord's interest under this Lease, the grantor or transferor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Premises or estate sold or transferred) released and discharged, from and after the date of such sale or transfer, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter arising; provided that the purchaser or transferee (collectively, "Transferee") shall be deemed to have assumed and agreed to perform (and without further agreement between the then parties hereto, or among such parties and the Transferee) and only during and in respect of the Transferee's period of ownership of Landlord's interest under this Lease, all of the terms this Lease on the part of Landlord to be performed during such period of ownership, which terms shall be deemed to "run with the land," it being intended that Landlord's obligations hereunder shall be


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binding on Landlord,  its successors and assigns,  only during and in respect of their respective successive periods of ownership. If, at any time, Landlord shall be comprised of more than one person, Tenant shall recognize Landlord named herein as the sole Landlord under this Lease until such time as Landlord named herein (or its successor named pursuant to this Section 2.26) shall notify Tenant of the name and address of a single person who, for all purposes, shall be deemed to be Landlord under this Lease and all notices sent by Tenant to such person or received by Tenant from such person shall be binding upon all persons then comprising Landlord.

     2.27 "Lease Year" shall mean each of (i) the period commencing on the Commencement Date and ending on the last day of the month in which the first anniversary of the Commencement Date occurs; and (ii) each successive 12-month period thereafter through and including the Expiration Date; it being agreed that the first Lease Year may be greater than a 12-month period and the last Lease Year may be less than a 12-month period if this Lease is terminated prior to the Expiration Date.

     2.28 [Intentionally Omitted]

     2.29 [Intentionally Omitted]

     2.30 "Legal Requirements" shall mean (a) all present and future laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public, quasi-governmental or quasi-public authority, whether now or hereafter made, existing or in force, with respect to (i) the Premises, the Improvements and the appurtenances thereto and the businesses operated therein, (ii) the use, management, operation, maintenance, renting or occupancy of the Premises and the Improvements and the businesses operated therein, (iii) the making of any alterations at or to the
Premises, and (b) all requirements, obligations and conditions of all instruments of record that may be applicable to the Real Property or any part thereof or the vaults, sidewalks, curbs, or areas adjacent thereto that are either (i) existing and of record as of the date of this Lease or (ii) hereafter created (A) by any governmental authority having jurisdiction without any voluntary act of or agreement by Landlord or (B) by Tenant.

     2.31  "Notice"  shall  have  the  meaning  given  to  it in  Section  23.1.

     2.32 "Occupants" shall mean any occupants of any portion of the Premises that are in possession without permission of Landlord.

     2.33 [Intentionally Omitted]

     2.34 [Intentionally Omitted]

     2.35 [Intentionally Omitted]

     2.36 [Intentionally Omitted].


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     2.37  "Permit"  shall  have  the  meaning  given to it in  Section  9.1(f).

     2.38   "person"   shall  mean  and  be  deemed  to   include   individuals,
corporations,   partnerships,   limited  liability  companies,   trusts,  firms,
associations and all other legal entities.

     2.39 [Intentionally Omitted]

     2.40  "Release"  shall  have the  meaning  given to it in  Section 9. 1(g).

     2.41 "rent" or "rents" shall mean Fixed Rent and Additional Rent.

     2.42 [Intentionally Omitted]

     2.43 [Intentionally Omitted]

     2.44 [Intentionally Omitted]

     2.45 [Intentionally Omitted]

     2.46 "Superior Mortgage" shall mean all present and future mortgages, deeds of trust and building loan agreements entered into by Landlord or the owner at the time in question of the Real Property and/or the Premises and/or any portion of either of them, affecting the Real Property and/or the Premises, each advance made or to be made thereunder, and all modifications, replacements, supplements, substitutions, extensions and spreaders and consolidations thereof.

     2.47 "Superior Mortgagee" shall mean the holder, at the time referred to, of a Superior Mortgage.

     2.48  "Tax  Proceedings"  shall  have the  meaning  given to it in  Section
5.5(b).

     2.49 "Taxes" shall have the meaning given to it in Section 5.1.

     2.50 [Intentionally Omitted]

     2.51 [Intentionally Omitted]

     2.52 [Intentionally Omitted]

     2.53  "Tenant"  shall  have  the  meaning  given  to it in  Section  18.10.

     2.54  "Termination  Notice"  shall have the meaning  given to it in Section
16.1.

     2.55 "Threat of Release" shall have the meaning given to it in Section 9.1(h).

     2.56 [Intentionally Omitted]


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     2.57 [Intentionally Omitted]

                       Article 3. Demise; Premises; Term.

     3.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises for the Term, unless the Term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to law, upon and subject to the terms of this Lease.

     3.2 Tenant has inspected the Premises, is thoroughly acquainted with their condition (physical and otherwise) and has been afforded adequate opportunity to examine, investigate and inspect the same, and agrees to take the same in their "as is" condition on the Commencement Date. Except as expressly provided to the contrary in this Lease: (x) neither Landlord nor any agent or representative of Landlord has made or does make any representation or warranty as to (a) the physical condition of the Premises (including (i) any structural or latent defects or (ii) the existence of any Environmental Condition), or (b) any use or uses to which the Premises may be put, or (c) any leases, subleases, tenants, rents, or (d) any operating or maintenance agreements, or (e) any utilities or services; and (y) the occupancy or taking of possession of all or any part of the Premises by Tenant or anyone claiming by, through or under Tenant shall be conclusive evidence as against Tenant that the Premises were in the condition required at the time of such occupancy or taking of possession.

     3.3 Except as otherwise expressly provided in this Lease, the Term shall not expire and Tenant shall have no right to terminate this Lease or surrender the Premises nor shall Tenant's obligation to pay rent be otherwise affected or abated, by reason of the prohibition, limitation or restriction by any governmental authority of Tenant's use of the Premises or the Improvements or any portion thereof or the interference with such use by any person or entity, unless such prohibition, limitation, restriction or interference is due to the voluntary acts of Landlord or to a breach by Landlord of any representations or covenants contained in Article 25.

     3.4 Except as otherwise expressly provided in this Lease, Tenant waives any rights hereafter conferred by law to tenants generally to terminate this Lease or to quit or surrender the Premises or the Improvements or any portion thereof.

                             Article 4. Fixed Rent.

     4.1 Fixed Rent shall be payable to Landlord, without notice or demand, in equal monthly installments, in advance, on the fifteenth day of each calendar month during the Term commencing on the Commencement Date and continuing through and until the Expiration Date.

     4.2 If the Commencement Date shall be other than the first day of a calendar month, Fixed Rent for such month shall be pro-rated on a per diem basis, and Tenant shall pay such pro-rated amount on the Commencement Date.

     4.3 Additional rent ("Additional Rent") shall consist of all sums of money (other than Fixed Rent) as shall become due from and payable by Tenant to Landlord hereunder, and all amounts payable pursuant to Article 5 and shall be part of the rent due to Landlord hereunder, for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent.

     4.4 Fixed Rent and Additional Rent shall be payable to Landlord by Tenant's check (subject to collection) or by check (subject to collection) drawn on a bank or trust company having a banking office in the City of New York that is a member of the New York Clearing House Association, at Landlord's Mailing Address as set forth in Section 1.6 or at such other place as Landlord may designate without abatement, deduction or setoff.

     4.5 If Tenant shall fail to make any payment of Fixed Rent or Additional Rent within 5 days of the due date thereof, then, in addition to all of Landlord's other remedies under this Lease, such unpaid amount shall bear interest from the due date thereof until the date paid at the Default Rate. All interest payable under this Section 4.5 shall be Additional Rent and shall be due and payable by Tenant on demand. The collection by Landlord of any interest under this Section 4.5 shall not be construed as a waiver of Tenant's obligation to perform any term, covenant or condition of this Lease nor shall it affect any other right or remedy of Landlord under this Lease.

     4.6 [Intentionally Omitted]

     4.7 Landlord and Tenant acknowledge and agree that this Lease is a net lease. In this regard, Tenant shall be responsible for and shall pay any and all costs, expenses and charges of any nature or kind whatsoever relating to the Premises or Tenant's use and occupation of the Premises throughout the Term, and Landlord shall receive the Fixed Rent payable to Landlord hereunder as a net amount, without any abatement, deduction, deferment, setoff, defense or counterclaim, except as specifically set forth in this Lease, free and clear of any other obligations other than income taxes and obligations such as mortgages created by Landlord.

                                Article 5. Taxes.

     5.1 Tenant shall pay directly to the taxing authority, as and when the same become due and payable without penalty, the following (collectively, "Taxes"):
(a) all real property taxes and assessments, and water and sewer charges and rents, water meter charges (including expenses incident to the installation, repair or replacement of water meters), and all other governmental levies, impositions or charges, ordinary, extraordinary, foreseen or unforeseen, applicable to the Premises, assessed, levied or imposed upon all or any part of the Premises, whether or not the same constitutes one or more tax lots, imposed by any taxing authority, now or hereafter levied or assessed, which, with respect to any period during the Term, shall be or become due and payable and which: (i) shall be levied, assessed or imposed on or against the Premises or any interest of Tenant in the Premises or any improvements now or hereafter constructed thereon (including any taxes or assessments levied in lieu of the foregoing due to a change, after the date hereof, in the method of taxation prevailing at the date hereof); or (ii) shall be or become liens on or against the Premises or any interest of Tenant in the Premises or under this Lease; or
(iii) shall be levied, assessed or imposed on or against Landlord or Tenant by reason of any actual or asserted engagement by Landlord or Tenant, directly or indirectly, in any business, occupation or other activity in connection with the Premises; (b) any charges for fire alarm service, sprinkler supervisory service, gas, electricity, steam or other public utilities or similar services furnished to the Premises or the Improvements during the Term to the extent that such charges, if unpaid, would result in a lien against the Premises; and (c) all taxes and assessments that may, during the Term, be levied or assessed against any personal property located at the Premises and either owned by Tenant or used by Tenant in connection with the operation of the Premises or the Improvements, to the extent that such taxes and assessments, if unpaid, would result in a lien against the Premises.

     5.2 If any Taxes are payable, or may at the option of the taxpayer be paid, in installments, Tenant may, whether or not interest shall accrue on the unpaid balance, pay the same (together with any accrued interest on any unpaid balance) in installments as each installment becomes due and payable, but in any event before any fine or penalty is assessed for nonpayment; and in all events Tenant shall prepay all installment obligations in full on or prior to the Expiration Date.

     5.3 Any Taxes relating to a fiscal period of the taxing authority, a portion of which is within the Term and a portion of which is prior or subsequent to the Term shall, whether or not such Taxes shall be assessed, levied, imposed or become a lien on the Premises or shall become payable during the Term, be apportioned between Landlord and Tenant as of the Commencement Date or the Expiration Date, as the case may be, so that Landlord shall pay that proportion of the Taxes which are attributable to the portion of the fiscal period occurring prior to the Commencement Date or after the Expiration Date, and Tenant shall pay the remainder. If Tenant shall default beyond the expiration of any applicable notice or grace period in the payment of any rent due under this Lease, then Landlord may offset such unpaid amount against any sums which may be due from Landlord to Tenant pursuant to this Section 5.3.

     5.4 In the event that the law governing contests of Taxes hereafter changes such that the taxing authority shall require the party desiring to contest Taxes to pay a deposit or post a bond or other security during the pendency of the contest, then Tenant shall not thereafter contest Taxes unless Tenant pays the deposit or posts the bond or other security required by the taxing authority.

     5.5 (a) [Intentionally Omitted]

     (b) Notwithstanding anything in Section 5.4 to the contrary, Landlord shall have the right (but is not obligated) to prosecute any tax certiorari proceeding or tax contest proceeding ("Tax Proceedings") for any tax year prior to the tax year in which the Commencement Date occurs (the "Current Tax Year") by Landlord's present counsel and to settle any such proceedings for any tax year prior to the Current Tax Year without the consent of Tenant; provided, however, that Landlord shall not accept an offer of assessment reduction for any period prior to the Commencement Date which impacts in a manner detrimental to Tenant the assessment for any period on or after the Commencement Date without, in each case, obtaining Tenant's consent (such consent not to be unreasonably withheld). If requested by Landlord, Tenant shall join as a party plaintiff in any such proceedings and both Landlord and Tenant shall be represented by Landlord's counsel in any such Tax Proceedings. Tenant shall execute any and all consents or other documents (including, without limitation, a substitution of attorney) and do any act or thing necessary in connection with the prosecution of such Tax Proceeding, as reasonably requested by Landlord. Tenant hereby irrevocably constitutes and appoints
Landlord as Tenant's attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant, such power of attorney being coupled with an interest. Landlord shall be entitled to any refunds of any Taxes and of penalties and interest thereon which apply or relate to periods prior to the Commencement Date.

     (c) Tenant shall have the right (but is not obligated) to prosecute any Tax Proceedings for the Current Tax Year and/or any tax year thereafter by counsel of Tenant's choosing and to settle any such proceedings for any such tax year without the consent of Landlord; provided, however, that Tenant shall not accept an offer of assessment reduction for any period from and after the Commencement Date which impacts in a manner detrimental to Landlord the assessment for any period prior to the Commencement Date without, in each case, obtaining Landlord's consent (such consent not to be unnecessarily withheld). Any such contest may be made by Tenant in the name of Landlord or Tenant, or both, as Tenant shall deem appropriate. If requested by Tenant, Landlord shall join as a party plaintiff in any such proceedings, and both Landlord and Tenant shall be represented by Tenant's counsel in such Tax Proceedings. Landlord shall deliver to Tenant, upon demand, receipted tax bills and cancelled checks used in payment of such taxes and shall execute any and all consents or other documents (including, without limitation, a substitution of attorney) and do any act or thing necessary in connection with the prosecution of such Tax Proceeding, as reasonably requested by Tenant. Landlord hereby irrevocably constitutes and appoints Tenant as Landlord's attorney-in-fact to execute any such certificate or instrument for and on behalf of Landlord, such power of attorney being coupled with an interest. Tenant shall be entitled to any refunds of any Taxes and of penalties and interest thereon which apply or relate to periods included in the Term.

     (d) If either party hereto receives any benefits to which the other party shall be entitled under this Section 5.5, the party receiving such benefit shall hold the same in trust for the benefit of the other and promptly remit the same to the other.

     5.6 Notwithstanding anything herein to the contrary, in no event shall Tenant be required to pay any estate, inheritance, succession or any transfer tax of Landlord or any income, excess profits or revenue tax on the rent payable by Tenant under this Lease; provided, however, that if at any time during the Term the methods of taxation prevailing at the Commencement Date shall be altered so that in lieu of or as a substitute for any Taxes which Tenant has agreed to pay pursuant to Section 5.1, there shall be levied, assessed or imposed (a) a tax, assessment, levy imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received under this Lease or (b) a license fee measured by the rent payable by Tenant under this Lease, then Tenant shall pay the same.

                              Article 6. Utilities.

     6.1 Tenant shall pay, or cause to be paid, all charges for gas, electricity, light, heat, water, sewerage, steam, air conditioning, telephone, protective and other communication services, and for all other public or private utility services which shall be used, rendered or supplied to or in connection with the Premises. Tenant shall repair and maintain any systems and equipment used in connection therewith, and shall comply with any applicable Legal Requirements. Tenant shall have the right at any time and from time to time in its sole discretion to replace or eliminate any utility services and/or any systems or equipment used in connection therewith.

     6.2 Landlord shall have no obligation to provide any services, utilities or maintenance to the Premises or make any repairs therein or thereto. Unless due to Landlord's willful acts of commission, Landlord shall not be liable for (i) any failure, interruption or curtailment of services or utilities or for injury or damage to persons or property in connection with the provision of such services or utilities, from any cause whatsoever (including, without limitation, acts of God) or (ii) any interference by any party (other than Landlord) with light or other incorporeal hereditament, and no such failure, interruption, curtailment or interference shall constitute an actual or constructive eviction or entitle Tenant to an abatement of or offset against rent.

             Article 7. Use of Premises; Certificate of Occupancy .

     7.1 Tenant shall at all times use the Premises for lawful purposes.

     7.2 If (i) a new or amended certificate of occupancy for the Premises shall be necessary or desirable in connection either with a change of use of all or any portion of the Premises or with the performance of any Improvements or (ii) any licenses, permits, certificates or other approvals, consents or authorizations shall be necessary or desirable in connection with the lawful use, occupancy, operation and management of the Premises as the same may be used or improved from time to time, Tenant shall obtain the same at Tenant's sole cost and expense, and Landlord shall cooperate with Tenant in obtaining any new or amended certificate of occupancy and any such licenses, permits, certificates, approvals, consents and authorizations, to the extent that Tenant may request (provided Tenant shall reimburse Landlord for all out-of-pocket expenses reasonably incurred in connection therewith). Tenant shall not use or permit the use of the Premises in a manner that violates any certificate of occupancy, license, permit, certificate, approval, consent, authorization or Legal Requirement at the time in effect with respect to the Premises and the Improvements constructed thereon, or any restrictive covenant at the time in effect with respect to the Premises and the Improvements constructed thereon and which is hereafter created by the exercise of the rights of any governmental entity or public utility company (other than due to the voluntary acts of Landlord).

                 Article 8. Compliance with Laws and Agreements.

     8.1 Tenant shall, at Tenant's sole cost and expense, comply with all Legal Requirements and Insurance Requirements affecting the Premises and the use and occupancy thereof from and after the Commencement Date, including compliance with Legal Requirements and Insurance Requirements relating to structural repairs or changes whether or not the need for such compliance relates to the particular use to which the Premises or the Improvements may be put.

     8.2 Tenant may contest by appropriate proceedings the applicability or validity of any Legal Requirement or Insurance Requirement and may postpone compliance during the contest, provided that: (a) such non-compliance shall not subject Landlord to prosecution for a crime; (b) if such non-compliance may subject Landlord to any fine or penalty or result in any liens against Landlord's interest in this Lease and, at the time of such contest (i) a leasehold mortgage encumbers Tenant's interest in the Premises, Tenant shall comply with the requirements of such leasehold mortgage in connection with the prosecution of such contest, (ii) no leasehold mortgage encumbers Tenant's interest in the Premises but a Superior Mortgage encumbers the Real Property and/or the Premises, Tenant shall comply with the reasonable requirements of such Superior Mortgage in connection with the prosecution of such contest or (iii) no leasehold mortgage encumbers Tenant's interest in the Premises and no Superior Mortgage encumbers the Real Property or the Premises, then if the fine, penalty or lien to which Landlord or Landlord's interest in this Lease might be subject (as reasonably estimated by Tenant) shall exceed $50,000 (which amount shall be Adjusted for Inflation on each 5th anniversary of the Commencement Date) and if such contest is not resolved within 90 days after it is commenced, then Tenant shall provide security in an amount reasonably satisfactory to pay the cost either of such compliance or of removal any such liens; and (c) Tenant shall prosecute the contest with due diligence and in good faith to a final determination by a court, department or governmental authority or body having final jurisdiction.

                        Article 9. Hazardous Substances.

     9.1 For the purposes of this Lease, the following terms shall have the following definitions:

     (a) "Hazardous Materials" shall mean (i) any toxic substance or hazardous waste, substance or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; (iii) any substance, gas, material or chemical which is or may hereafter be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes" or words of similar import under any Legal Requirement including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9061 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. S 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; and (v) any other chemical, material, gas or substance, the exposure to or release of which is or may hereafter be prohibited, limited or regulated by any governmental or quasi-governmental entity having jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health or safety of the occupants of the Premises or the occupants of property adjacent to the Premises; provided, however, that "Hazardous Materials" shall not include small amounts of material used for cleaning and maintenance purposes.

     (b) "Environmental Laws" shall mean all Legal Requirements relating to the protection of human health or the Environment, including:

          (i) all Legal Requirements relating to reporting, licensing, permitting, investigation and remediation of emissions, discharges, Releases or Threats of Release of Hazardous Materials, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of

Hazardous Materials; and

          (ii) all Legal Requirements pertaining to the protection of the health and safety of employees or the public.

     (c) "Environment" shall mean soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata and ambient air.

     (d) "Environmental Condition" shall mean any condition with respect to the Environment on or off the Premises, whether or not yet discovered, which could or does result in any Environmental Damages, including any condition resulting from the operation of the business of any tenant, subtenant or occupant of the Premises or that of any other property owner or operator in the vicinity of the Premises or any activity or operation formerly conducted by any person or entity on or off the Premises.

     (e) "Environmental Damages" shall mean all claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, any of which are incurred at any time as a result of (i) the existence of Hazardous Materials on, about or beneath the Premises or migrating to or from the Premises, (ii) the Release or Threat of Release of Hazardous Materials into the Environment or (iii) the violation or threatened violation of any Environmental Law pertaining to the Premises, regardless of whether the existence of such Hazardous Materials, the Release or Threat of Release of such Hazardous Materials or the violation or threatened violation of such Environmental Law arose prior to, on or after the Commencement Date, and including:

          (i) damages for personal injury, disease or death or injury to property or natural resources occurring on or off the Premises, including lost profits, consequential damages, and the cost of demolition and rebuilding of any improvements;

          (ii) diminution in the value of the Premises, and damages for the loss of or restriction on the use of the Premises;

          (iii) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with investigation, cleanup and remediation, including the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal, abatement, containment, closure, restoration or monitoring work; and

          (iv) liability to any person or entity to indemnify such person or entity for costs expended in connection with the items referred to in this
     Section 9.1(e).

     (f) "Permit" shall mean any environmental permit, license, approval, consent or authorization issued by a federal, state or local governmental or quasi-governmental entity.

     (g)  "Release"  shall  mean  any  releasing,  spilling,  leaking,  pumping,
pouring,  emitting,  emptying,   discharging,   injecting,  escaping,  leaching,
disposing or dumping into the Environment.

     (h) "Threat of Release" shall mean a substantial likelihood of a Release that requires action to prevent or mitigate damage to the Environment that may result from such Release.

     9.2 Tenant shall not cause or permit any Hazardous Material to be used, transported, stored, released, handled, produced or installed in, on or about the Premises, unless the same are used, transported, stored, released, handled, produced or installed in a manner that complies with all Environmental Laws.

     9.3 Tenant hereby indemnifies and holds harmless Landlord, and its directors, officers, shareholders, employees, successors, assigns, agents, contractors, experts, licensees, affiliates, lessees, Superior Mortgagees, trustees, partners, members, principals and invitees, from and against any and all Environmental Damages relating to Environmental Conditions which first occur during the Term. Tenant's obligations under this Section 9.3 shall include the burden and expense of defending all claims, suits and administrative proceedings (with counsel chosen by Tenant and approved by Landlord, which approval shall not be unreasonably withheld), even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against the indemnitee. Tenant's obligations under this Section 9.3 shall not apply with respect to Environmental Damages caused solely by Landlord's willful acts of commission after the Commencement Date.

         9.4 If either party receives any notice of a Release, Threat of Release or Environmental Condition or a notice with regard to air emissions, water discharges, noise emissions, recycling, violation of any Environmental Law or any other environmental, health or safety matter affecting the Premises or the other party (an "Environmental Complaint") independently or by notice from any person or entity, including the United States Environmental Protection Agency and the Tennessee Department of Environment and Conservation, then the party receiving such notice shall give immediate notice of same to the other party detailing all relevant facts and circumstances.

                              Article 10. Repairs.

     10.1 Tenant shall, at its sole cost and expense, throughout the Term take good care of the Premises and keep the Premises in good and safe order and condition and shall comply with any requirements relating to repair and maintenance of the Premises contained in any leasehold mortgage then encumbering Tenant's interest in the Premises; provided, however, that for any period of time during which no leasehold mortgage encumbers Tenant's interest in the Premises but a Superior Mortgage encumbers the Real Property and/or the Premises, Tenant shall comply with the reasonable requirements of such Superior Mortgage relating to the repair and maintenance of the Premises. Tenant shall neither commit nor permit any waste or injury to the Premises, and shall, at Tenant's sole cost and expense, make all necessary repairs, restorations and replacements, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, in and to any Improvements, equipment and personal property now or hereafter erected or installed in or on the Premises, including vaults, sidewalks, curbs, water, sewer and gas connections, meters, pipes and mains, and all other Fixtures now or hereafter belonging to, adjoining or connected with the Premises or used in the operation thereof. All repairs, restorations and replacements shall be performed in compliance with all Legal Requirements and Insurance Requirements.

     10.2 Tenant shall keep the sidewalks and curbs adjoining the Premises clean and free of snow and ice, obstructions and rubbish.

     10.3 Tenant shall permit Landlord and any Superior Mortgagee, prospective Superior Mortgagee or prospective purchaser of Landlord's interest in the Real Property (and the authorized representative of each) to enter the Premises at all reasonable times, during normal business hours, with reasonable notice and without unreasonable interference with tenants, subtenants or occupants of the Premises, for the purpose of permitting Landlord to exercise any right or remedy it may have pursuant to Article 17 and, not more often than once in any Lease Year, for the purpose of inspecting the Premises.

        Article 11. Changes; Improvements; Demolition; New Construction.

     11.1 Tenant may not, without the prior written consent of Landlord, raze, remove or demolish any existing Improvements and/or make or construct any Improvements in or to the Premises or on the Real Property.

     11.2 Tenant, at its expense, shall (a) obtain all necessary governmental permits and certificates for the commencement and prosecution of any Improvements and for final governmental approval upon completion, (b) deliver to Landlord copies of the same and (c) cause the Improvements to be performed in compliance with all applicable Legal Requirements and Insurance Requirements, and in good and workmanlike manner. Landlord shall cooperate with Tenant in obtaining any such permits and certificates to the extent that Tenant may request (provided Tenant shall reimburse Landlord for all out-of-pocket expenses reasonably incurred in connection therewith). In confirmation thereof, Landlord shall execute and deliver promptly any permit or certificate that Tenant reasonably may request and, in connection therewith, Landlord hereby irrevocably constitutes and appoints Tenant as Landlord's attorney-in-fact to execute any such permit or certificate for and on behalf of Landlord, such power of attorney being coupled with an interest.

     11.3 Any and all Improvements, fixtures, equipment, appurtenances and any other property of any kind or nature whatsoever (collectively, the "Fixtures") attached to, built into, or located at the Premises, whether at the Commencement Date or during the Term, whether or not at the expense of Tenant, may be removed by Tenant at any time and from time to time and shall not be deemed to be or become the property of Landlord.

                        Article 12. Liens and Violations.

     12.1 Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics, or other lien for any such labor or materials shall attach to or otherwise affect any reversion or other estate or interest of Landlord in and to the Real Property, the Premises or the Improvements.

     12.2 If any lien shall at any time be filed against the Premises by reason of any work, labor, services or materials done for, or supplied to, or claimed to have been done for, or supplied to, Tenant or anyone holding the Premises through or under Tenant, Tenant shall cause the same to be discharged of record, bonded or otherwise secured to the reasonable satisfaction of Landlord, within 120 days after the date Tenant receives notice thereof. If Tenant shall fail to do so and such. failure shall continue for 10 days after notice to Tenant by Landlord, then, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due, by deposit in a court of competent jurisdiction or by bonding, and Landlord may compel the prosecution of an action for the foreclosure of such lien by the lienor and pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Landlord for any such purpose, and all other expenses of Landlord (including reasonable attorneys' fees), together with interest at the Default Rate from the date paid or deposited, shall be deemed Additional Rent and shall be paid by Tenant on demand.

                       Article 13. [Intentionally Omitted]

              Article 14. Damage to or Destruction of the Premises.

     14.1 If any Improvement, furniture, furnishings, Fixtures or other property now or hereafter located at the Premises shall be damaged or destroyed by fire or other casualty, this Lease shall not be terminated but shall continue in full force and effect. Tenant may, but shall not be required to, repair, replace or rebuild the Premises or build such other Improvements on the Real Property as may be permissible pursuant to this Lease.

     14.2 No damage or destruction to the Premises, or to any Improvement, furniture, furnishings, Fixtures or other property shall permit Landlord or Tenant to terminate this Lease, nor shall the same relieve Landlord or Tenant from liability hereunder, or effect a reduction or abatement of the rent payable hereunder, or relieve Landlord or Tenant from any of such party's other obligations under this Lease. Landlord and Tenant each waives any rights now or hereafter conferred upon it by statute or otherwise to terminate or surrender this Lease or to quit or surrender the Premises, or to any reduction or abatement of rent, on account of any such damage or destruction.

                           Article 15. Eminent Domain.

     15.1 Should the Premises, or any part thereof or interest therein, be taken or damaged by reason of any public improvement, condemnation or eminent domain proceeding or in any other manner (collectively, "Condemnation"), or should Tenant receive any written notice regarding such proceeding, Tenant shall give prompt written notice thereof to Landlord and any

Superior Mortgagee. Landlord and any Superior Mortgagee may participate in any such Condemnation proceedings, and Tenant shall from time to time deliver to Landlord and any Superior Mortgagee all instruments reasonably requested by Landlord and any Superior Mortgagee in writing to permit such participation. Tenant shall, at its expense, diligently prosecute in a reasonable manner any such proceedings and shall consult with Landlord and any Superior Mortgagee and its attorneys and experts upon Landlord and any Superior Mortgagee's prior written request, and cooperate in a reasonable manner with them in the carrying on or defense of any such proceedings. All proceeds of Condemnation awards or proceeds of sale in lieu of Condemnation with respect to the Premises and all judgments, decrees and awards for injury or damage to the Premises shall be paid and disbursed in the same manner as the "proceeds" of insurance in accordance with Section 19.6. Tenant, subject to the preceding sentence hereby assigns and transfers all such proceeds, judgments, decrees and awards to Landlord and any Superior Mortgagee and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards, as Landlord and any Superior Mortgagee may request. Landlord and any Superior Mortgagee is hereby authorized, in the name of Tenant, to execute and deliver valid acquittance for, and to appeal from, any such judgment, decree or award. Landlord and any Superior Mortgagee shall not be, in any event or circumstance, liable or responsible for failure to collect or exercise diligence in the collection of any proceeds, judgments, decrees or awards.

     15.2 (a) Before commencing to repair, restore or rebuild following material damage to, or destruction of, all or a material portion of the Premises, whether by fire or other casualty or by a taking under the power of eminent domain, Tenant shall obtain from Landlord and any Superior Mortgagee its apprpval of all site and building plans and specifications pertaining to such repair, restoration or rebuilding.

     (b) Prior to the payment or application of insurance proceeds or a condemnation or eminent domain award to the repair or restoration of the Improvements as provided in Sections 15.1 and 19.6, the following conditions precedent shall have been satisfied:

          (i) No Event of Default shall then exist;

          (ii) Landlord and any Superior Mortgagee shall have been given reasonably satisfactory proof that any repair or restoration will be completed prior to the maturity date of any indebtedness by Landlord to the Superior Mortgagee that is secured by this Lease;

          (iii) Landlord and any Superior Mortgagee shall have been given reasonably satisfactory proof that either the Improvements have been fully restored, or that the expenditure of money as may be received from such insurance proceeds or condemnation award will be sufficient to repair, restore or rebuild the Premises, free and clear of all liens, claims and encumbrances, except the lien of any Superior Mortgage;

          (iv) In the event such insurance proceeds or condemnation award shall be insufficient to repair, restore or rebuild the Improvements, Tenant shall deposit with Landlord and any Superior Mortgagee funds or provide a performance bond equaling such deficiency, which, together with the insurance proceeds or condemnation award, shall be sufficient to restore, repair and rebuild the Improvements; and

          (v) Prior to the disbursement of any such proceeds held by Landlord and any Superior Mortgagee in accordance with the terms of this Section
     15.2 for the cost of any repair, restoration or rebuilding, Landlord and any Superior Mortgagee shall be furnished with a statement of Tenant's architect, certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date substantially in conformity with the plans and specifications approved by Landlord and any Superior Mortgagee and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Premises; and Landlord and any Superior Mortgagee shall be furnished with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.

     (c) Prior to the payment or application of insurance proceeds or a condemnation award to the repair, restoration or rebuilding of the Improvements as provided in Sections 1.06 and 1.11, there shall have been delivered to Landlord and any Superior Mortgagee such plans and specifications, payment and performance bonds and insurance, in such amounts, issued by such company or companies and in such forms and substance, as are reasonably required by Landlord and any Superior Mortgagee.

     (d) In the event Tenant commences to restore, repair or rebuild the Improvements and fails to complete the repair or rebuilding within a commercially reasonable time for any reason within the reasonable control of Tenant, then Landlord and any Superior Mortgagee, at its option, and upon not less than thirty (30) days' written notice to Tenant, may commence to restore, repair or rebuild the said Improvements for or on behalf of Tenant, and for such purpose, may perform all necessary acts to accomplish such restoration, repair or rebuilding. In the event insurance proceeds or condemnation award shall exceed the amount necessary to complete the repair, restoration or rebuilding of the Improvements, such excess shall be applied on account of the unpaid principal balance any indebtedness by Landlord to any Superior Mortgagee secured by this Lease irrespective of whether such balance is then due and payable.

                          Article 16. Tenant's Default.

     16.1 Any one or more of the following events shall be deemed to be an "Event of Default":

     (a) If Tenant shall fail to make any payment of Fixed Rent or Additional Rent for 10 days after notice of such default; or

     (b) If Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of rent) and Tenant shall fail to remedy such default within 30 days after the giving of notice by Landlord to Tenant of such default (a "Default Notice"), or if such default is of such a nature that it cannot reasonably be remedied within 30 days, Tenant shall not
(i) within 30 days after the giving of a Default Notice, advise Landlord of Tenant's intention to institute all steps necessary to remedy such default and (ii) thereafter diligently prosecute the same to completion; or

     (c) If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic) (collectively, the "Bankruptcy Laws") or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

     (d) If any proceeding is commenced seeking a reorganization, arrangement, liquidation, dissolution of Tenant or similar relief under the Bankruptcy Laws, or the appointment of any trustee, custodian, receiver or liquidator of Tenant or all or any part of Tenant's property, without the consent or acquiescence of Tenant, and such proceeding shall not have been vacated, discharged or stayed within 90 days after the commencement of a proceeding, or any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied.

     In any of the events described in (a) through (d) above, Landlord may give to Tenant notice (a "Termination Notice") of Landlord's intention to terminate this Lease and the Term at the expiration of 3 days from the date of the giving of the Termination Notice, and this Lease and the Term shall terminate upon the expiration of such 3-day period with the same effect as if that day were the Expiration Date, but Tenant shall remain liable as set forth in this Article 16.

     16.2 If Tenant shall default in the payment when due of any rent and such default shall continue for a period of 10 days after the giving of a Default Notice, Landlord may, at Landlord's sole option, in addition to any of its other rights, elect to commence a summary proceeding for failure to pay rent or a plenary action for the recovery of unpaid rent.

     16.3 If this Lease shall  terminate  as provided in this  Article 16, then:

     (a) Landlord may, after the date of termination, re-enter the Premises, without additional notice, either by summary proceedings or by any other applicable action or proceeding (without being liable to indictment, prosecution or damages), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises, without liability for damage, and in no event shall re-entry be deemed an acceptance of surrender of this Lease; and

     (b) Landlord may relet the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and on such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises and shall not be liable for refusal or failure to relet the Premises, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord may make any repairs, replacements, alterations, additions, improvements, decorations and other physical changes in the Premises as Landlord considers advisable or necessary in connection with any reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

     16.4 If this Lease shall terminate as provided in this Article 16, then:

     (a) Tenant shall pay to Landlord all Fixed Rent and Additional Rent to the date of termination;

     (b) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Fixed Rent, Additional Rent or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Rent due at the time of such termination or against any damages payable by Tenant;

     (c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between the Fixed Rent and Additional Rent payable for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, of rents ("Net Rent") collected under any reletting for any part of such period or under any subleases with subtenants which attorn to Landlord, after first deducting from the rents collected all of Landlord's reasonable out-of-pocket expenses in connection with the termination of this Lease or Landlord's re-entry upon the Premises and in connection with such reletting, including repossession costs, advertising costs, brokerage commissions, attorneys' fees, architects' fees, alteration costs and other expenses of preparing the Premises for such reletting;

     (d) Any deficiency under Section 16.4(c) shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise, and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any prior or subsequent month by a similar proceeding. Alternatively, suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;

     (e) Whether or not Landlord shall have collected any monthly deficiencies, Landlord shall be entitled to recover from Tenant, and Tenant shall pay Landlord on demand, as and for liquidated and agreed final damages and not as a penalty, a sum equal to the amount by which the Fixed Rent and Additional Rent payable for the period to the Expiration Date from the latest of the date of termination of this Lease, the date of re-entry or the date through which monthly deficiencies shall have been paid in full (conclusively presuming the Additional Rent to be the same as payable for the year immediately preceding such termination or re-entry) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted at the Default Rate to present worth. If, before presentation of proof of such liquidated damages to any court or tribunal, the Premises or any part thereof, shall have been relet by Landlord in an arms' length transaction for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises (as the case may be) so relet during the term of the reletting;

     (f) In no event shall Tenant be entitled to receive any excess of Net Rent under Section 16.4(c) over the sums payable by Tenant to Landlord under this
Article 16;

     (g) All of the right, title, estate and interest of Tenant in and to (i) the Premises, (ii) all Fixtures, machinery and supplies on the Premises, (iii) all rents, issues and profits of the Premises whether then accrued or to accrue, and (iv) all insurance policies and all insurance proceeds paid or payable shall automatically terminate and the right, title, estate and interest of Tenant, its successors in interest and assigns in and to all such property shall belong to Landlord, without further action on the part of either party and without cost or charge to Landlord; and

     (h) Landlord shall be entitled to possession of the Premises free from any estate or interest of Tenant.

     16.5 Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, waives any and all rights and privileges under law which Tenant and all such persons may then have to (a) the service of any notice (other than any notice provided for in this Lease including, without limitation, in this Article 16) of intention to re-enter or to institute legal proceedings to that end, (b) redeem the Premises, (c) re-enter or repossess the Premises, or (d) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Landlord, or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

     16.6 If, after the occurrence of an Event of Default for Tenant's failure to make any payment of Fixed Rent or Additional Rent, Landlord shall obtain a judgment from a court of competent jurisdiction for the defaulted amount, Tenant shall pay to Landlord, within 5 days after notice thereof, such defaulted amount, together with any amount due pursuant to Section 16.7, with interest thereon from the date of such default to the date paid at the Default Rate. Tenant shall pay such defaulted amount, together with any amounts owing to Landlord pursuant to Section 16.4 and such interest, to Landlord prior to paying any outstanding principal, interest or other charges owed to any leasehold mortgagee and the lien of such judgment shall be superior to the lien of any leasehold mortgage.

     16.7 If suit shall be brought for the recovery of Fixed Rent or Additional Rent or any other amount due under the provisions of this Lease, or because of any Event of Default, Tenant shall pay to Landlord all expenses reasonably incurred for the suit, including attorneys, fees and disbursements.

     16.8 Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, and any emergency statutory or any other statutory remedy. Tenant shall not interpose any counterclaim in a summary proceeding or in any action based on nonpayment by Tenant of Fixed Rent or Additional Rent, unless failure to interpose the counterclaim would preclude Tenant asserting the claim which is the subject of the counterclaim in a separate action.

        Article 17. Landlord's Right To Cure Defaults; Fees and Expenses.

     17.1 If Tenant shall default beyond the expiration of any applicable notice or grace period in the performance of any covenant, provision, agreement or condition of this Lease, then Landlord, without liability to Tenant, may (but shall not be obligated), after 10 days' notice to Tenant (or without notice if, in Landlord's reasonable judgment, an emergency exists), perform the same for the account and at the expense of Tenant. Any amounts paid in connection with the foregoing, together with interest at the Default Rate, shall be deemed Additional Rent and shall be payable by Tenant on demand.

               Article 18. Assignment, Mortgaging and Subletting.

     18.1 Tenant may not, without Landlord's prior written consent: (i) assign this Lease to any person or entity or (ii) sublet all or any portion of the Premises or (iii) encumber Tenant's interest in this Lease with a leasehold mortgage or otherwise, provided, however, that nothing herein shall interfere with or adversely affect Tenant's rights to grant easements or otherwise convey or transfer interests in the Premises to utility companies, railroads or governmental authorities which (a) do not detract from the value of the Premises or impair its use in the ordinary conduct of business or (b) in Tenant's reasonable judgment, enhance operational capabilities or otherwise benefit or add value in respect of the Premises.

     18.2 [Intentionally Omitted]

     18.3 [Intentionally Omitted]

     18.4 [Intentionally Omitted]

     18.5 Every sublease and mortgage shall be subject to the express condition that Landlord shall not at any time incur any personal liability thereunder. Every sublease shall be subject to the express condition that if this Lease should be terminated prior to the Expiration Date or if Landlord should succeed to Tenant's estate in the Premises, then (i) the subtenant shall attorn to and recognize Landlord as the subtenant's landlord under the sublease, upon and subject to the then-executory terms and conditions of the sublease and (ii) provided the subtenant is not in default beyond any applicable notice and cure periods of any of its obligations under its sublease, Landlord shall agree not to disturb the subtenant (and Landlord and the subtenant shall execute and deliver any instrument reasonably requested by the other to evidence such attornment and non-disturbance) if a leasehold mortgagee shall also grant such nondisturbance to such subtenant.

     18.6 Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant under this Lease, Tenant (and each successor in interest to Tenant pursuant to this Article 18), shall remain jointly and severally liable (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations under this Lease.

     18.7 No assignment of this Lease shall be binding upon Landlord unless the assignee shall execute and deliver to Landlord an agreement, in recordable form, whereby the assignee agrees unconditionally to be bound by and to perform all of the obligations of Tenant under this Lease, and further agrees that the provisions of this Article 18 shall be binding upon any assignee with respect to all future assignments and transfers. A failure or refusal of the assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant under this Lease assumed by acceptance of the assignment of this Lease.

     18.8 [Intentionally Omitted]

     18.9 [Intentionally Omitted]

     18.10 The term "Tenant" as used in this Lease shall mean Tenant named in this Lease, and from and after any valid assignment, sale or other transfer of Tenant's interest under this Lease pursuant to the provisions of this Article 18, shall mean the assignee, purchaser or transferee (subject, in any event, to the provisions of Section 18.6).

                             Article 19. Insurance.

     19.1 Throughout the Term, Tenant shall, at its sole cost and expense keep the Improvements insured under an "all risk" extended coverage form of insurance policy containing both a replacement cost and an agreed amount endorsement, and against all other hazards as reasonably may be required by Landlord and any Superior Mortgagee, which may include, without limitation, insurance against loss or damage by flood and earthquake. If any structures within the Improvements are within a special flood hazard area or earthquake hazard area, Tenant is required to obtain insurance against such hazard in form, content and amounts reasonably approved by Landlord and any Superior Mortgagee. All insurance shall be in form, content and amounts reasonably approved by Landlord and any Superior Mortgagee and written by an insurance company or companies reasonably approved by Landlord and any Superior Mortgagee. The policies for such insurance shall have on the Improvements attached thereto standard mortgagee clauses in favor of and permitting Landlord and any Superior
Mortgagee, subject to the provisions of Section 19.6, to collect any and all proceeds payable under all such insurance. All such policies shall contain a 30-day notice of cancellation or of change in coverage clause in favor of the Landlord and any Superior Mortgagee, and such policies, or certified copies thereof, shall be delivered to and held by Landlord and any Superior Mortgagee. Tenant shall also carry public liability insurance protecting Landlord and any Superior Mortgagee against liability for injuries to persons and property occurring in, on or adjacent to the Premises, in form and amounts and with companies reasonably satisfactory to Landlord and any Superior Mortgagee, with the policy or policies evidencing such insurance to contain a thirty (30) day notice of cancellation or of change in coverage clause in favor of Landlord and any Superior Mortgagee. Tenant shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss, with any insurance required herein, without the consent of

Landlord and any Superior Mortgagee.

     19.2 If Tenant shall fail to obtain or maintain in effect any insurance required under Section 19.1, Landlord may (but shall not be obligated to), if such failure continues for 10 days after notice by Landlord to Tenant (which notice expressly refers to this Section 19.2 and states that Landlord intends to obtain and pay for such insurance), obtain and pay for such insurance and Tenant shall reimburse Landlord for the reasonable out-of-pocket cost thereof as provided in Section 17.1.

     19.3 Tenant shall not violate or permit any occupant of the Premises to violate any of the conditions or provisions of any insurance policy. Tenant shall perform and satisfy the requirements of the insurers writing such policies so that at all times insurers meeting the requirements of Section 19.1 shall be willing to write or continue such insurance.

     19.4 [Intentionally Omitted]

     19.5 All policies of insurance shall be issued by companies with a financial rating reasonably satisfactory to Landlord and any Superior Mortgagee and in amounts in each company as may be reasonably satisfactory to Landlord and any Superior Mortgagee. All policies of insurance shall have attached thereto a lender's loss payable and additional insured endorsement for the benefit of Landlord and any Superior Mortgagee in form reasonably satisfactory to Landlord and any Superior Mortgagee, shall contain a standard waiver of subrogation clause and shall contain such other endorsements, terms and provisions as shall be reasonably satisfactory to Landlord and any Superior Mortgagee. All policies of insurance required under this Lease may be carried under blanket policies held by Tenant or any of its affiliates. If requested, Tenant shall furnish Landlord and any Superior Mortgagee with a certified copy of all policies of required insurance. At least ten (10) days prior to the expiration of each such policy, Tenant shall furnish Landlord and any Superior Mortgagee with evidence satisfactory to Landlord and any Superior Mortgagee of the reissuance of a policy continuing insurance in force as required by this Lease. All such policies shall contain a provision that such policies will not be canceled, materially modified or amended (including any reduction in the scope or limits of coverage), without thirty (30) days' prior written notice to Landlord and any Superior Mortgagee. Neither Landlord nor any Superior Mortgagee shall be responsible for the solvency of any company issuing any policy of insurance pursuant hereto whether or not approved by it, or for the collection of any amounts due under any such policy, and shall be responsible and accountable only for such money as may be actually received by it, and then only in accordance with the terms hereof. Nothing contained herein shall be construed as making Landlord or any Superior Mortgagee liable in any way for any loss, damage or injury resulting from the failure to insure the Premises.

     19.6 After the occurrence of any casualty to the Premises or any part thereof, Tenant shall give prompt written notice thereof to Landlord, any Superior Mortgagee and each insurer after Tenant becomes aware thereof and submit a claim to insurer for payment of insurance proceeds with a copy of such claim sent by Tenant to Landlord and any Superior Mortgagee. Such casualty shall not affect the obligations of Tenant hereunder, and Landlord and any Superior Mortgagee is authorized at its option to compromise and settle all loss claims if not adjusted promptly by Tenant in a manner reasonably satisfactory to the Landlord and any Superior Mortgagee. All proceeds of insurance paid or payable under any insurance policy (the "proceeds") shall be paid to Landlord (or instead to any Superior Mortgagee) for the benefit of Tenant, and each insurer of all or any portion of the Premises is hereby authorized and directed to make payment for any such loss directly to Landlord (or instead to any Superior Mortgagee) for the benefit of Tenant. Any proceeds shall be applied first to the payment of all reasonable costs and expenses incurred by Landlord and any Superior Mortgagee in obtaining such proceeds to the extent not previously reimbursed by Tenant and then will be made available to Tenant to permit repair, restoration and rebuilding of the Premises in accordance with and subject to Tenant's strict compliance with the provisions of Section 15.1. However, in the event Tenant chooses not to repair, restore or rebuild or Landlord or any Superior Mortgagee, based upon its sole discretion reasonably exercised, determines that it is not economically feasible to repair, restore or rebuild such property, whether or not Tenant chooses to repair, restore or rebuild such property, such proceeds shall be payable to Landlord and/or any Superior Mortgagee, as their interests may appear. Nothing contained in this Lease shall be deemed to excuse Tenant from repairing or maintaining the Premises as provided herein and in Section
10.1. The application or release by Landlord or any Superior Mortgagee of any proceeds shall not cure or waive any Event of Default or notice of default under this Lease or invalidate any act done pursuant to such notice except to the extent that such application or release cures the Event of Default.

                  Article 20. Nonliability and Indemnification.

     20.1 Tenant shall indemnify and hold Landlord, its employees, agents and contractors harmless from all loss, cost, liability, claim, damage and expense (including reasonable attorneys, fees and disbursements), penalties and fines, incurred in connection with or arising from (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease, (b) the use or occupancy or manner of use or occupancy of the Premises or
(c) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in or about the Premises, including any acts, omissions or negligence in the making or performing of any repairs, restoration, alterations or improvements, unless such loss, cost, liability, claim, damage or expense arises solely due to the gross negligence or willful misconduct after the date of this Lease of Landlord, its employees, agents or contractors.

     20.2 If any action or proceeding is commenced against Landlord in connection with or arising out of any of the matters for which Tenant has agreed to indemnify Landlord pursuant to Section 20.1, Tenant, upon Notice from Landlord, at Tenant's sole cost and expense, shall resist and defend such action or proceeding with counsel selected by Tenant's insurance company and paid for by Tenant's insurance company or by Tenant, or other reputable counsel selected and paid for by Tenant or Tenant's insurance company. If Landlord has been made a party to such action or proceeding, Landlord, at Landlord's sole cost and expense, shall be entitled to appear, defend or otherwise take part in such matter by counsel of its choosing, provided that such appearance, defense or other taking part does not limit or render void any insurance of Landlord or Tenant in respect of the subject matter of such action or proceeding. In the case of any claim to which Landlord has been made a party and for which Tenant has not indemnified Landlord pursuant to Section 20.1, Tenant shall not compromise or settle such claim without Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned.

     20.3 Any amounts payable by Tenant under this Article 20 shall be Additional Rent and shall be payable by Tenant to Landlord upon demand.

     20.4 [Intentionally Omitted]

     20.5 [Intentionally Omitted]

     20.6 Notwithstanding anything to the contrary contained in this Lease, Tenant shall look only to Landlord's estate in the Premises (or any proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord under this Lease, and no other property or assets of Landlord or its officers, directors, shareholders, partners, members or principals, disclosed or undisclosed, shall be subject to levy, lien, attachment, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease.

                       Article 21. Surrender; End of Term.

     21.1 Tenant shall, on or before the Expiration Date or on the sooner termination of the Term, peaceably and quietly leave and surrender to Landlord the Premises, together with any Improvements which may have been made or placed upon the Premises, excluding in any event movable furniture, movable personal property or movable trade fixtures put in at the expense of Tenant or its subtenants. All property removable by Tenant or subtenants pursuant to this
Article 21 which shall not be removed by Tenant on or before the date when Tenant shall vacate and surrender the Premises shall be deemed abandoned by Tenant.

     21.2 If Tenant remains in possession of the Premises after the Expiration Date, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a Tenant from month to month, at a monthly rental equal to two times the monthly installment of Fixed Rent payable during the last month of the Term, and upon and subject to all the other conditions, provisions and obligations of this Lease, including, without limitation, the obligation to pay Additional Rent.

                    Article 22. Subordination and Attornment.

     22.1 This Lease and all rights of Tenant in the Premises are and shall be subject and subordinate in all respects to (a) all Superior Mortgages, (b) each and every advance to be made under any Superior Mortgage and (c) all renewals, modifications, replacements, substitutions, extensions, spreaders and consolidations of any Superior Mortgage. The provisions of this Section 22.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, without charge, an instrument, in recordable form, that Landlord or a Superior Mortgagee may reasonably request to evidence such subordination.

     22.2 If any Superior Mortgagee shall become the owner of the Premises as a result of foreclosure of its Superior Mortgage or through a deed in lieu of foreclosure, or as a Superior

Mortgagee in possession, then (i) Tenant shall attorn to and recognize the Superior Mortgagee as Tenant's Landlord under this Lease, upon and subject to the then-executory terms and conditions of this Lease and (ii) provided Tenant is not in default beyond any applicable notice and cure periods of any of its obligations under this Lease, the Superior Mortgagee shall agree (A) not to disturb Tenant (it being agreed that naming Tenant as a defendant in a foreclosure action for procedural purposes only shall not be deemed a disturbance of Tenant), (B) to recognize Tenant as tenant under all of the then-executory terms and conditions of this Lease and (C) not to reduce any of Tenant's rights or increase any of Tenant's obligations under this Lease (and the Superior Mortgagee and Tenant shall execute and deliver any instrument reasonably requested by the other to evidence such attornment, non-disturbance, recognition and agreement). The foregoing provisions shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of any Superior Mortgage; shall be self-operative upon any such demand; and no further instrument shall be required to give effect to said provisions. Tenant agrees that no Superior Mortgagee or purchaser at a foreclosure sale shall be (a) liable for any previous act or omission of Landlord, (b) subject to any counterclaim, defense or offset which shall have accrued to Tenant against Landlord, or (c) bound by any previous modification of this Lease or by any prepayment of more than one month's Fixed Rent, unless such modification or prepayment shall have been approved in writing by the Superior Mortgagee through or by reason of which such purchaser shall have succeeded to the rights of Landlord under this Lease.

     22.3 If any act or omission by Landlord shall give Tenant the right to terminate this Lease or to claim a partial or total eviction or abatement of rent, Tenant will not exercise any such right until (a) it has given notice of such act or omission to all Superior Mortgagees, addressed to such Superior Mortgagees at the last addresses furnished to Tenant and (b) a period of 30 days for remedying such act or omission shall have elapsed following the giving of such notice during which no such Superior Mortgagee shall have commenced and continued to remedy such act or omission or to cause the same to be remedied, provided that within such 30-day period such Superior Mortgagee shall have delivered to Tenant its written agreement to commence to remedy such act or omission or to cause the same to be remedied.

                              Article 23. Notices.

     23.1 Any bill, notice, request, consent, approval or other communication ("Notice") given or made hereunder to be effective shall be in writing (whether or not so stated in the applicable provisions of this Lease) and either (a) sent by registered or certified mail, return receipt requested, postage prepaid, or
(b) delivered in person or by overnight courier, with receipt acknowledged to, in the case of Tenant, to Tenant's Mailing Address, and in the case of Landlord, to Landlord's Mailing Address, or to such other address for such party as such party shall hereafter designate by Notice given to the other party pursuant to this Section 23.1. Each Notice mailed shall be deemed to be given on the third day following the date of mailing the same and each Notice delivered in person or by overnight courier shall be deemed to be given when delivered or upon refusal to accept delivery.

     23.2 Notices given by counsel shall be deemed to be valid notices if addressed and sent in accordance with the provisions of this Article 23.

                      Article 24. [Intentionally Omitted].

     24.1 [Intentionally Omitted]

     24.2 [Intentionally Omitted]

     24.3 [Intentionally Omitted]

     24.4 [Intentionally Omitted]

     24.5 [Intentionally Omitted].

                       Article 25. Quiet Enjoyment; Title.

     25.1 Landlord covenants and agrees that Tenant shall have quiet enjoyment of the Premises without hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, subject to the provisions of this Lease.

     25.2 Landlord represents and covenants that there are no agreements (written or oral) in the nature of licenses, permits, franchises, concessions or occupancy agreements affecting the Premises to which Landlord is a party.

                       Article 26. [Intentionally Omitted]

                             Article 27. Brokerage.

     27.1 Landlord and Tenant each represents to the other that in the negotiation of this Lease it dealt with no brokers. Landlord and Tenant shall each indemnify and hold harmless the other party from and against any and all liabilities, claims, losses, damages, costs and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation, including reasonable attorneys, fees and disbursements. The provisions of this Article 27 shall survive the termination of this Lease.

                 Article 28. Estoppel Certificates; Memorandum.

     28.1 Landlord and Tenant each agrees that from time to time, upon 10 days' notice from the other party, it will execute, acknowledge and deliver to the other party a statement in writing certifying and stating (a) that this Lease is unmodified and in full force and effect, or if there have been modifications, that this Lease is in full force and effect as modified and stating such modifications, (b) the dates to which the Fixed Rent and Additional Rent have been paid and the current amount thereof, (c) whether or not, to the best knowledge of the signer, the other party is in default in keeping, observing or performing any term, covenant, or condition contained in this Lease and, if so, specifying the nature of each such default, (d) whether the signing party has made any claim against the other party under this Lease and, if so, the nature and the dollar amount, if any, of such claim, (e) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of the signing party to be performed and, if so, specifying the same and (f) such further information with respect to this Lease or the Premises as the other party may reasonably request, it being intended that any statement delivered pursuant to this Article 28 shall be binding on the signing party and may be relied upon by the other party, any prospective purchaser or mortgagee of the Premises or any prospective assignee or mortgagee of this Lease or Tenant's interest therein or any prospective subtenant of the Premises.

                           Article 29. Parties Bound.

     29.1 Subject to the provisions of Section 2.26, this Lease shall be binding upon, and shall inure to the benefit of, Landlord and its successors and assigns. This Lease shall be binding upon, and shall inure to the benefit of, Tenant and its successors and assigns.

                           Article 30. Miscellaneous.

     30.1 The Article headings in this Lease are inserted only as a matter of convenience in reference and are not to be given any effect in construing any provision of this Lease. All references in this Lease to Article, Section and paragraph numbers shall be deemed to refer to Articles, Sections and paragraphs of this Lease unless otherwise stated.

     30.2 Neither this Lease nor any provision of this Lease may be waived, changed, cancelled, modified or discharged orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, cancellation, modification or discharge is sought. All understandings and agreements between Landlord and Tenant are merged in this Lease which represents the entire agreement between the parties and which fully and completely sets forth all terms and conditions of the transactions embodied in this Lease.

     30.3 If any term or provision of this Lease or any portion of a term or provision of this Lease or the application of any such term or provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     30.4 [Intentionally Omitted]

     30.5 All the provisions of this Lease shall be deemed and construed to be "conditions" as well as "covenants," as though the words specifically expressing or importing covenants and conditions were used in each separate provision of this Lease.

     30.6 The terms "include" and "including" as used in this Lease shall be construed as terms of illustration and not terms of exclusion.

     30.7 In any case in which Landlord's consent or approval is permitted or required to be obtained under this Lease, Landlord shall not unreasonably withhold, delay or condition such consent or approval.

     30.8 Words of any gender in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural where the sense requires.

     30.9 This Lease shall be governed by the internal laws of the State of New York, without regard to principles of conflicts of law.

     30.10 (a) Landlord and Tenant acknowledge and agree that all disputes arising, directly or indirectly, out of or relating to this Lease and all actions to enforce this Lease shall be dealt with and adjudicated in the state courts of New York or the federal courts sitting in New York, and Landlord and Tenant each hereby expressly and irrevocably submits to the personal jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Lease or in any action to enforce this Lease. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process shall be necessary in order to confer jurisdiction upon the person of Landlord or Tenant in any such court.

     (b) Provided that service of process is properly effected upon such party, Landlord and Tenant each irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise (i) any objection which it may have to the venue of any such suit, action or proceeding brought in such a court as is mentioned in this Section 30.10, (ii) any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum or (iii) any claim that it is not personally subject to the jurisdiction of such a court.

     30.11 The receipt or acceptance by Landlord of rent with knowledge of a breach by Tenant of any term of this Lease shall not be deemed to be a waiver of such breach. No receipt by Landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any accompanying letter be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent payable or to pursue any other right or remedy of Landlord provided in this Lease or permitted by law.

     30.12 The failure of Landlord or Tenant to insist in any instance upon the strict performance of any term of this Lease, or to exercise any right herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such obligation or of the right to exercise any such right, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

     30.13 No acceptance by Landlord of keys shall operate as a termination of this Lease or a surrender of the Premises or this Lease, and any agreement to accept a surrender of all or any part of the Premises or this Lease shall be valid only if in a writing signed by Landlord.

     30.14 Each right and remedy of Landlord and Tenant provided for in this Lease shall be cumulative and shall be in addition to every other right provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights shall not preclude the simultaneous or later exercise by such party of any or all other rights provided for in this Lease or mow or hereafter existing at law or in equity, by statute or otherwise.

     30.15 Each term, covenant, agreement, obligation and other provision of this Lease on the part of either Landlord or Tenant to be observed and performed shall be deemed and construed as a separate and independent covenant of the party required to observe or perform the same, not dependent upon any other term, covenant, agreement, obligation or provision of this Lease.

     30.16 This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. In the event of any action, suit, arbitration, dispute or proceeding affecting the terms of this Lease, no weight shall be given to any deletions or striking out of any of the terms of this Lease contained in any drafts of this Lease and no such deletion, strike-out or drafts shall be entered into evidence in any such action, suit, arbitration, dispute or proceeding nor given any weight therein.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                               SUPER AMERICAN TISSUE MILLS
                                               OF TENNESSEE LLC

                                               By:/s/ Mehdi Gabayzadeh
                                                  -----------------------------
                                               Name:  Mehdi Gabayzadeh
                                               Title: Manager


                                               AMERICAN TISSUE MILLS OF
                                               TENNESSEE LLC

                                               By:/s/ Mehdi Gabayzadeh
                                                  -----------------------------
                                               Name:  Mehdi Gabayzadeh
                                               Title: Manager

                                    Exhibit A


                  Metes and Bounds Description of the Premises

                                    EXHIBIT A

                        Property Description - Parcel "A"

Being Parcels 1 through 4 of the Kimberly-Clark Corporation property, of record in Book 1921, Page 121 at the Shelby County Register's Office, located in Memphis, Tennessee and being more particularly described as fellows:

Beginning at the intersection of the north line of Pear Avenue (64 foot right-of-way) and the west line of the Illinois Central Railroad (50 foot right-of-way); thence north 87 degrees 34 minutes 24 seconds west along the said north line of Pear Avenue a distance of 992.22 feet to a point of transition in said Pear Avenue, from a 64.00 foot right of way to a 66.00 foot right of way; thence north 03 degrees 33 minutes 36 seconds east along the east line of Minnie Street (now closed) a distance of 488.00 feet to a point; thence north 87 degrees 25 minutes 44 seconds west a distance of 185.30 feet to a point; thence north 50 degrees 09 minutes 14 seconds east a distance of 27.10 feet to a point; thence north 17 degrees 29 minutes 57 seconds, west a distance of 26.26 feet to a point; thence north 50 degrees 09 minutes 14 seconds east a distance of 385.85 feet to a point; thence north 02 degrees 18 minutes 41 seconds East a distance of 870.09 feet to a point in the approximate centerline thread of the Old Wolf River; thence along said centerline the following calls and distances;

           North 62 degrees 57 minutes 24 seconds East -  78.99 feet

           North 41 degrees 57 minutes 49 seconds East - 220.00 feet

           North 44 degrees 58 minutes 49 seconds East - 350.00 feet

           North 03 degrees 20 minutes 49 seconds East - 240.00 feet

           North 13 degrees 03 minutes 26 seconds East - 749.45 feet

to a point on the south line of the Wolf River Channel; thence along said south line the following calls and distances:

             North 88 degrees 13 minutes 49 seconds East 207.75 feet

             South 35 degrees 40 minutes 11 seconds East 464.66 feet

             South 64 degrees 55 minutes 11 seconds East 171.00 feet

             South 66 degrees 39 minutes 11 seconds East 303.20 feet

to a point on the west Line of the Illinois Central Railroad (50.00 foot right-of-way); thence south 03 degrees 32 minutes 49 seconds west along said west line a distance of 555.77 feet to a point of curvature; thence southwestwardly continuing along said west line and along a curve to the right, having a radius of 2839.93 feet, an arc distance of 1088.89 feet chord south 14 degrees 31 minutes 52 seconds west 1083.23 feet) to a point of tangency; thence south 25 degrees 30 minutes 55 seconds west a distance of 1049.47 feet to the point at beginning and containing 3,466,434 square feet or 79.578 acres.

                         Property Description - Parcel "F"

Commencing at the intersection of the west line of the Illinois Central Railroad (50.00 foot right-of-way) and the north line of the Wolf River Channel; thence north 72 degrees 23 minutes 11 seconds west along said north line a distance of
276.01 feet to a point; thence continuing along said north line north 38 degrees 47 minutes 11 seconds west a distance of 394.84 feet to a point; thence continuing along said north line north 55 degrees 17 minutes 11 seconds west a distance of 100.00 feet to a point on the approximate centerline thread of the Old Wolf River Channel and the point of beginning; thence continuing along the said north line of the existing Wolf River Channel north 55 degrees 17 minutes 11 seconds west a distance of 413.42 feet to a point, thence continuing along said north line north 77 degrees 26 minutes 11 seconds west a distance of 174.27 feet to a point on the approximate centerline thread of the Old Wolf River Channel; thence northwardly and following the said centerline thread of the Old Wolf River Channel the following calls and distances:

            North 14 degrees 16 minutes 11 seconds west - 138.90 feet

            North 05 degrees 13 minutes 49 seconds east - 165.00 feet

            North 23 degrees 28 minutes 49 seconds east - 320.00 feet

            North 41 degrees 13 minutes 49 seconds east - 170.00 feet

            North 69 degrees 58 minutes 49 seconds east - 180.00 feet

            South 71 degrees 01 minutes 11 seconds east - 180.00 feet

            South 15 degrees 36 minutes 11 seconds east - 175.00 feet

            South 08 degrees 13 minutes 49 seconds west - 550.00 feet

            South 03 degrees 38 minutes 49 seconds west - 204.39 feet

To the point of beginning and containing 452,773 square feet or 10.394 acres.

                       Property Description - Parcel "D"

Being Lots 27 through 36, Block "E" of the Hirsh & Goldstein's Greenville Subdivision (unrecorded) and being more particularly described as follows:

Beginning at the intersection of the north line of Mahannah Street (68 foot right-of-way) and the west line of Minnie Street (30 foot right-of-way);
thence north 88 degrees 11 minutes 15 seconds west along said north line a distance of 125.15 feet to the southeast corner of Lot 26 of said Greenville Subdivision; thence north 17 degrees 29 minutes 57 seconds west along the east line of said Lot 26 a distance of 90.00 feet to a point on the south line of Lot 24; thence south 88 degrees 11 minutes 15 seconds east along the said south line a distance of 30.00 feet to the southeast corner of said Lot 24; thence north 17 degrees 29 minutes 57 seconds west along the east line of Lots 24, 23, 22, 21, 20 and 19 a distance of 179.87 to a point at the northeast corner of said Lot 19, also being the southwest corner of Lot 37; thence south 88 degrees 11 minutes 15 seconds east along the south line of said Lot 37 a distance of 95.15 test to a point on the west line of said Minnie Street; thence south 17 degrees 29 minutes 57 seconds east along said west line a distance of 269.87 feet to the point of beginning and containing 26.781 square feet or 0.615 acres.

                        Property Description - Parcel "C"

Being Lots 13, 14, 15, 16 and 17, Block "D" of Hirsh & Goldstein's Greenville Subdivision (unrecorded) and being more particularly described as follows:

Beginning at the intersection of the north line of Mahannah Street (68 foot right-of-way) and the west line of Fred Street (30.00 foot right-of-way);
thence north 88 degrees 11 minutes 15 seconds west along said north line a distance of 95.00 feet to a point; thence north 17 degrees 27 minutes 40 seconds west a distance of 150.01 feet to a found iron pin at the southwest corner of Lot 18 of said Greenville Subdivision; thence south 88 degrees 08 minutes 20 east seconds along the south line of said Lot 18 a distance of 94.92 feet to a found iron pin on the West line of said Fred Street; thence south 17 degrees 29 minutes 57 seconds east along said west line a distance of 149.96 feet to the point of beginning and containing 13,441 square feet or 0.309 acres.

                        Property Description - Parcel "G"

                                     Tract 1

Beginning at a point on the north line of Pear Avenue (64.00 foot right-of-way)
922.22 feet west of the west right-of-way line of the Illinois Central Railroad (50.00 foot right-of-way) as measured along the north line of Pear Avenue, said point being on the east line of Minnie Street (now closed) and also being a point of transition in said Pear Avenue from a 64.00 foot right of way to a
66.00 foot right of way; thence north 82 degrees 09 minutes 06 seconds west continuing along the north line of Pear Avenue a distance of 54.57 feet to a point; thence north 87 degrees 13 minutes 18 seconds west a distance of 228.35 feet to a point in the east line of a 10 foot wide alley; thence north 12 degrees 11 minutes 47 seconds west along said east line a distance of 361.29 feet to a point; thence north 00 degrees 10 minutes 06 seconds a distance of
89.06 feet to a point on the south line of Mahannah Street (68 foot right of way); thence south 88 degrees 11 minutes 15 seconds east along said south line a distance of 196.00 feet to a point; thence north 01 degrees 48 minutes 45 seconds east a distance of 35.76 feet to a point; thence north 50 degrees 09 minutes 14 seconds east a distance of 8.03 feet to a point on the north line of Mahannah Street (now closed); thence south 87 degrees 25 minutes 44 seconds east along said north line a distance of 185.30 feet to a point in the east line of said Minnie Street; thence south 03 degrees 33 minutes 36 seconds west along said east line a distance of 488.00 feet to the point of beginning and containing 158.967 square feet or 3.649 acres.

                       Property Description - Parcel "G"

                                     Tract 2

Commencing at a point on the north line of Pear Avenue (64.00 foot right-of-way)
922.22 feet west of the west right-of-way line of the Illinois Central Railroad (50.00 foot right-of-way) as measured along the north line of Pear Avenue, said point being on the east line of Minnie Street (now closed) and also being a point of transition in said Pear Avenue from a 64.00 foot right of way to a
66.00 foot right of way; thence north 03 degrees 33 minutes 36 seconds east a distance of 488.00 feet to a point on the north, line of Mahannah Street (now closed); thence north 87 degrees 25 minutes 44 seconds west along said north line a distance of 185.30 feet to a point; thence north 50 degrees 09 minutes 14 seconds east a distance of 37.10 feet to a point; thence north 17 degrees 29 minutes 57 seconds west a distance of 26.26 feet to the point of beginning said point being in the east line of the southerly extension of Minnie Street (30 foot right-of-way); thence north 17 degrees 29 54 minutes 57 seconds vest along said east line a distance of 650.43 feet to a point on the south line of the City of Memphis and Shelby County Flood Control Property; thence north 66 degrees 27 minutes 36 seconds east along said south line a distance of 88.28 feet to a point; thence south 17 degrees 29 minutes 57 seconds east distance at
31.10 feet to a point; thence north 50
degrees 02 minutes 30 seconds east a distance of 60.50 feet to a point; thence north 70 degrees 12 minutes 29 seconds east a distance of 77.97 feet to a point; thence north 65 degrees 46 minutes 23 seconds east a distance of 328.58 feet to a point; thence south 02 degrees 18 minutes 41 seconds west a distance of 563.14 feet to a point; thence south 50 degrees 09 minutes 14 seconds west a distance of 385.85 feet to the point of beginning and containing 249,510 square feet or
5.728 acres

                        Property Description - Parcel "E"

Being Lot 44, Block "E" of the Hirsh and Goldstein's Greenville Subdivision (unrecorded) and being more particularly described as follows;

Beginning at a found iron pin on the west line of Minnie Street 89.69 feet north of the north line of Luke Street said iron pin also being the northeast corner of Lot 43 of said Greenville Subdivision; thence north 88 degrees 11 minutes 15 seconds west along the north line of said Lot 43 a distance of 95.15 feet to a point at the northwest corner of said Lot 43, said point also being the northeast corner of Lot 11; thence north 17 degrees 29 minutes 57 seconds west along the east line of said Lot 11 a distance of 30.00 feet to a point at the southwest corner of Lot 45; thence south 88 degrees 11 minutes 15 seconds east along the south line of said Lot 45 a distance of 95.15 feet to a point on the west line of said Minnie Street; thence south 17 degrees 29 minutes 57 seconds east along said west line a distance of 30.00 feet to the point of beginning and containing 2,681 square feet or 0.062 acres.